UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018 (September 20, 2018)

RBB BANCORP

(Exact name of Registrant as Specified in Its Charter)

California	001-38149	27-2776416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 S. Figueroa Street, Suite 1888, Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in the Current Report on Form 8-K on April 23, 2018, RBB Bancorp, a California corporation (“RBB”) and First American International Corp., a New York corporation (“FAIC”) entered into an Agreement and Plan of Merger, dated as of April 23, 2018 (the “merger agreement”), pursuant to which FAIC will merge with and into RBB, with RBB as the surviving corporation (the “merger”).  In accordance with the terms of the merger agreement, Mr. Raymond Yu, the Chairman of the Board of Directors of FAIC, was appointed as Vice Chairman of the boards of directors of RBB and Royal Business Bank, the wholly owned subsidiary of RBB, and Alfonso Lau, a director of FAIC, was appointed to the boards of directors of RBB and Royal Business Bank, effective as of the effective time of the merger.  Mr. Yu and Mr. Lau will be compensated in accordance with RBB’s standard compensation policies of non-employee directors.

There are no related-party transactions between RBB and either Mr. Yu or Mr. Lau that would require disclosure under Item 404(a) of Regulation S-K.  There are no arrangements or understandings between either Mr. Yu or Mr. Lau and any other persons pursuant to which they were selected as directors of RBB.

Item 8.01 Other Events.

At the special shareholders meeting of FAIC held September 20, 2018, the shareholders of FAIC approved the merger agreement and the merger.

On September 28, 2018, RBB received regulatory approval from the Federal Deposit Insurance Corporation to complete the merger.  RBB had previously received approvals to complete the merger from the California Department of Business Oversight and the New York State Department of Financial Services.  The Federal Reserve Bank had also issued a waiver from the filing requirements of an application to acquire FAIC.

On September 28, 2018, RBB issued a press release setting forth the results of the special meeting of FAIC held on September 20, 2018, the appointment of Messers. Yu and Lau effective upon the completion of the merger, and the receipt of all necessary regulatory approvals for the completion of the merger. The press release also disclosed the anticipated closing date for the merger of October 15, 2018, subject to the satisfaction of customary closing conditions set forth in the merger agreement.  A copy of this press release is attached hereto as Exhibit 99.1 and is being furnished pursuant to this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of RBB Bancorp dated September 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RBB BANCORP (Registrant)

Date: September 28, 2018	By:	/s/ David Morris
David Morris
Executive Vice President and Chief Financial Officer

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